                                                                     EXHIBIT 4.8

                          SECOND MODIFICATION TO NOTE
                             AND SECURITY AGREEMENT


     THIS SECOND MODIFICATION TO NOTE AND SECURITY AGREEMENT (this "Modification") is made to be effective as of October 5, 2002, and is executed by and between Eaton National Bank & Trust Co., a national banking association, having an office at 110 West Main Street, Eaton, Ohio 45320 (the "Lender") and ProFinance Holdings Corporation, an Ohio corporation, having an office at 2400 Corporate Exchange Drive, Suite 290, Columbus, Ohio 43231 (the "Borrower").

     WHEREAS, the Lender and the Borrower executed a certain Universal Note and Security Agreement and an "Additional Terms of Loan" attachment thereto (collectively, the "Original Agreement") dated as of October 5, 2000 in connection with the loan from Lender to Borrower of the original principal amount of $10,000,000 and identified as Loan Number 83007 (the "Loan"); and

     WHEREAS, the Loan was renewed and revised effective as of October 5, 2001 pursuant to a Universal Note and Security Agreement and an "Additional Terms to Loan" attachment thereto, as modified by that certain Partial Release of Collateral Agreement dated as of December 6, 2001 pursuant to which, INTER ALIA, certain collateral was released from Lender's security interest, and as further modified by that certain Modification to Note and Security Agreement dated as of April 4, 2002, pursuant to which, INTER ALIA, the term of the Loan was extended to October 5, 2012 and certain payment terms were modified to permit the temporary suspension of principal payments (collectively, the "Agreement"); and

     WHEREAS, the Borrower and the Lender desire to modify the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties hereto agree as follows:

1. Modification of Interest Rate:
   ------------------------------

     From October 5, 2002 through October 4, 2003, interest on the outstanding principal balance of the Loan shall accrue at a rate (the "Floating Rate") equal to the prime rate of interest as published in the WALL STREET JOURNAL from time to time, and each change in said prime rate shall, without notice, automatically and immediately change the rate of interest due thereon. Except as may be otherwise expressly agreed by the parties in writing from time to time, interest on the outstanding principal balance of the Loan on and after October 5, 2003 shall accrue at a rate (the "Variable Rate") equal to the prime rate of interest as published in the WALL STREET JOURNAL on October 5, 2003 and on each anniversary date thereof occurring thereafter (or, if no edition of the WALL STREET JOURNAL is published for October 5, 2003 or any anniversary date thereof, the most recent date prior to such date for which an edition of the WALL STREET JOURNAL was published). The amount of each quarterly installment set forth in the Agreement shall be adjusted as required to reflect the Floating Rate (for the quarterly installments due and payable on January 5, 2003, April 5, 2003, July 5, 2003 and October 5, 2003) and the Variable Rate for all quarterly installments due and payable thereafter.

  2. Ratification of Loan Documents:
     -------------------------------

     The Borrower acknowledges and agrees that, except as expressly set forth herein, the obligations of the Borrower to the Lender under the Agreement and all related agreements, documents and instruments (collectively, the "Loan Documents") shall remain as originally written and in full force and effect in all respects, and nothing herein shall affect, alter, modify, limit or impair any of the rights and powers which the Lender may have thereunder. No amendment, modification or waiver of any of the agreements, covenants, terms or conditions of the Loan Documents shall be construed as the Lender's agreement or intention to agree to any future amendment, modification or waiver.

  3. Continuation of Security Interest:
     ----------------------------------

     This Modification does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Agreement nor does it in any manner affect or impair the lien of the security interests created pursuant thereto, which lien shall continue to secure the Agreement as modified hereby.

  4. No Course of Dealing Waiver:
     ----------------------------

     Borrower expressly acknowledges and agrees that the execution of this Modification shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Lender in any of the Loan Documents, or as provided by law, except to the extent expressly provided herein. No previous modification, extension, or compromise entered into with respect to any indebtedness of Borrower to Lender shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise. No delay on the part of Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Lender's rights, powers or remedies.

  5. No Default:
     -----------

     The Borrower represents and warrants that no event of default has occurred and is continuing under the Loan Documents, nor will any occur immediately after the execution and delivery of this Modification by the performance or observance of any provision of hereof.

  6. Continued Performance:
     ----------------------

     The Borrower agrees to perform and observe all of the covenants, agreements, stipulations and conditions to be performed under the Loan Documents.

 7. Representations of Borrower:
    ----------------------------

     The Borrower hereby represents and warrants to the Lender that (a) the Borrower has the corporate power and authority to execute and deliver this Modification; (b) the officer executing this Modification on behalf of the Borrower has been duly authorized to execute and deliver the same and to bind the Borrower with respect to the provisions hereof; (c) the execution by the Borrower of this Modification and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the articles of incorporation or code of regulations of the Borrower or any law applicable to the Borrower and will not result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Borrower; and (d) this Modification constitutes the valid and legally binding obligation of the Borrower.

 8. Representation of Lender:
    -------------------------

     Lender represents and warrants that to the extent required pursuant to the terms of any loan participation agreement in respect of the Loan, all consents or waivers from participating lenders have been duly obtained in connection with this Modification.

 9. Governing Law:
    --------------

     This Modification has been made by the Borrower and the Lender at Columbus, Ohio. This Modification shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Modification to be executed by their duly authorized representatives as of the day and year first above written.



BORROWER:                                        LENDER:
---------                                        -------

ProFinance Holdings Corporation,                Eaton National Bank & Trust,
an Ohio corporation                             a national banking association

By: /s/ John A. Marazza                         By: /s/ J. Maffett
------------------------                        ----------------------------
Its: Executive VP                               Its: President
------------------------                        ----------------------------

                              MODIFICATION TO NOTE
                             AND SECURITY AGREEMENT


     THIS MODIFICATION TO NOTE AND SECURITY AGREEMENT (this "Modification") is dated as of the 4th day of April, 2002, and is executed by and between Eaton National Bank & Trust Co., a national banking association, having an office at 110 West Main Street, Eaton, Ohio 45320 (the "Lender") and ProFinance Holdings Corporation, an Ohio corporation, having an office at 2400 Corporate Exchange Drive, Suite 290, Columbus, Ohio 43231 (the "Borrower").

     WHEREAS, the Lender and the Borrower executed a certain Universal Note and Security Agreement and an "Additional Terms of Loan" attachment thereto (collectively, the "Original Agreement") dated as of October 5, 2000 in connection with the loan from Lender to Borrower of the original principal amount of $10,000,000 and identified as Loan Number 83007 (the "Loan"); and

     WHEREAS, the Loan was renewed and revised effective as of October 5, 2001 pursuant to a Universal Note and Security Agreement and an "Additional Terms to Loan" attachment thereto, as modified by that certain Partial Release of Collateral Agreement dated as of December _, 2001 (collectively, the "Agreement") pursuant to which, INTER ALIA, the maturity date of the Loan was extended and provision was made for quarterly payments of principal and interest; and

     WHEREAS, the Borrower and the Lender desire to modify the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties hereto agree as follows:

 1.  Extension of Term:
     ------------------

     Borrower and Lender agree that final payment of the entire unpaid balance of principal and interest under the Note will be due October 5, 2012.


 2.  Modification of Payment Requirements:
     -------------------------------------

     Borrower and Lender agree that the quarterly payment due on each of April 5, 2002, July 5, 2002, October 5, 2002 and January 5, 2003 shall include only the amount of accrued interest relating to such payment date, and that no payment of principal shall be required therewith. Regular payments of principal and interest under the Agreement shall commence again with the quarterly payment due on April 5, 2003 and continuing on each calendar quarter thereafter until the Note is paid in full.

     3. Ratification of Loan Documents:
        -------------------------------

     The Borrower acknowledges and agrees that, except as expressly set forth herein, the obligations of the Borrower to the Lender under the Agreement and all related agreements, documents and instruments (collectively, the "Loan Documents") shall remain as originally written and in full force and effect in all respects, and nothing herein shall affect, alter, modify, limit or impair any of the rights and powers which the Lender may have thereunder. No amendment, modification or waiver of any of the agreements, covenants, terms or conditions of the Loan Documents shall be construed as the Lender's agreement or intention to agree to any further amendment, modification or waiver.

     4. Continuation of Security Interest:
        ----------------------------------

     This Modification does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Agreement nor does it in any manner affect or impair the lien of the security interests created pursuant thereto, which lien shall continue to secure the Agreement as modified hereby.


     5. No Course of Dealing Waiver:
        ----------------------------

     Borrower expressly acknowledges and agrees that the execution of this Modification shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Lender in any of the Loan Documents, or as provided by law, except to the extent expressly provided herein. No previous modification, extension, or compromise entered into with respect to any indebtedness of Borrower to Lender shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise. No delay on the part of Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Lender's rights, powers or remedies.

     6. No Default:
        -----------

     The Borrower represents and warrants that no event of default has occurred and is continuing under the Loan Documents, nor will any occur immediately after the execution and delivery of this Modification by the performance or observance of any provision of hereof.

     7. Continued Performance:
        ----------------------

     The Borrower agrees to perform and observe all of the covenants, agreements, stipulations and conditions to be performed under the Loan Documents.

     9. Representations of Borrower:
        ----------------------------

     The Borrower hereby represents and warrants to the Lender that (a) the Borrower has the corporate power and authority to execute and deliver this Modification; (b) the officer executing this Modification on behalf of the Borrow has been duly authorized to execute and deliver the same and to bind the Borrower with respect to the provisions hereof;
(c) the execution by the Borrower of this Modification and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the articles of incorporation or code of regulations of the Borrower or any law applicable to the Borrower and will not result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Borrower; and (d) this Modification constitutes the valid and legally binding obligation of the Borrower.

     10. Representation of Lender:
         -------------------------

     Lender represents and warrants that to the extent required pursuant to the terms of any loan participation agreement in respect of the Loan, all consents or waivers from participating lenders have been duly obtained in connection with this Modification.

     11. Governing Law:
         --------------

     This Modification has been made by the Borrower and the Lender at Columbus, Ohio. This Modification shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Modification to be executed by their duly authorized representatives as of the day and year first above written.



BORROWER:
---------

ProFinance Holdings Corporation,
an Ohio corporation


By: /s/ John A. Marazza
-------------------------------

Its: Executive Vice President
-------------------------------



LENDER:
-------

Eaton National Bank & Trust Company,
a national banking association


By: /s/ J. Maffett
-------------------------------

Its: President
-------------------------------

                                                                LOAN NO.: 83007
                                                                          -----
                                                       LOAN AMOUNT: $10,000,000
                                                                    -----------
                                                        MATURITY DATE: 10/05/11
                                                                       --------

                            ADDITIONAL TERMS TO LOAN
                            ------------------------

This Additional Term Sheet is hereby incorporated by reference into and made a part of Loan No. 83007 for the principal loan amount of $10,000,000.00 from Eaton National Bank & Trust Co. as lender ("you") to ProFinance Holdings Corporation as borrower ("me" or "I") (this "Note"). In the event of any inconsistency between the terms of this Additional Term Sheet and the terms of the Note, this Additional Term Sheet shall govern.

1. "Additional Terms of the Security Agreement" on Page 2 of 3 of this Note shall be changed as follows:

     a. The fourth sentence of the second paragraph under "Ownership and Duties Toward Property" shall be deleted and replaced with the following: "I will prepare any report or accounting you reasonably request in order to provide you with reasonable comfort regarding your security interest in the Property."

     b. The fifth paragraph under "Ownership and Duties Toward Property" shall be deleted and replaced with the following: "You may demand immediate payment of the debt(s) if, without your consent, there is a change in ownership of more than 50% of my voting stock."

     c.   The following additional provisions shall be added:

          DIVIDENDS. As long as I am not in default in the payment of my obligations under this Note, all dividends or other distributions with respect to the Property (hereafter called the "Shares") shall be paid to me, other than dividends which are paid out of the proceeds of sale or condemnation of my property, or which are paid in the course of dissolution or liquidation which shall be paid to you and shall be applied by you to reduce my obligations arising under this Note. In the event of any default under the Note, all dividends and other amounts paid with respect to the Shares shall be applied by you to reduce my obligations arising under this Note.

          VOTING RIGHTS. As long as I am not in default in the payment of my obligations under this Note, I shall have the right to vote the Shares on all


                                                              Initials:

                                                              Borrower: /s/ JM
                                                                       ---------
                                                              Lender:   /s/ J
                                                                       ---------
          corporate questions. You agree to execute all proxies or other instruments necessary to permit me to so vote the Shares.

          PAYMENT OF NOTE. This pledge of the Shares by me to you shall terminate upon payment in full of all obligations arising under this Note. You shall promptly thereafter return to me the certificate(s) representing the Shares and shall cooperate fully with me in registering the removal of the security interest created hereby on the share transfer ledger and otherwise, if necessary.

          HYPOTHOCATION AGREEMENT. Concurrently with the execution and delivery by me of this Note, I will cause Century Surety Company ("CSC") to enter into a Hypothecation Agreement with you pursuant to which CSC will pledge the common stock of Evergreen National Indemnity Company, Continental Heritage Insurance Company, CSC Insurance Agency, Inc. and American Inspection and Audit Services, Inc. as additional security for my obligations under this Note. Notwithstanding anything in such Hypothecation Agreement or in this Note to the contrary, I shall be entitled to transfer or to cause CSC to transfer, and you hereby consent to the transfer of, up to fifty percent (50%) of the shares of common stock of Continental Heritage Insurance Company ("CHIC") pursuant to the terms of that certain Supplemental Commission and Stock Purchase Agreement dated on even date herewith by and among me, Gary M. Williams, Bradley M. Williams and Cyril E. Parish, as the same has been amended by that First Amendment to Supplemental Commission and Stock Purchase Agreement (collectively, the "Supplemental Commission Agreement"). If, as and when shares of CHIC common stock are required to be transferred to any third party pursuant to the terms of the Supplemental Commission Agreement, you agree that you will immediately upon notice of such pending transfer release your security interest in such shares of CHIC common stock and that upon such release those shares of CHIC common stock shall no longer be security for this Loan.

2. "Additional Terms of the Note" on Page 3 of 3 of this Note shall be changed as follows:

     a. The following sentence shall be inserted after the first sentence under "Set-Off":


                                                            Initials:


                                                            Borrower: /s/ JM
                                                                      ------
                                                             Lender:  /s/ J
                                                                      ------

               "You may not set off any amount due and payable under this Note against any right that any affiliate or subsidiary of mine has to receive money from you."


          b. Item (3) under "Default" shall be deleted and replaced with the following: "(3) I fail to pay, or keep any promise, on any debt I have with you;"



          c.   Item (4) under "Default" shall be deleted.


                                                            Initials:


                                                            Borrower: /s/ JM
                                                                      ------
                                                             Lender:  /s/  J
                                                                      ------

------------------------------------------------------------------------------------------------------------------------------------
PROFINANCE HOLDINGS CORPORATION

                                                           Eaton National Bank & Trust Co        Loan Number          83007
                                                              110 West Main Street                            ----------------------
2400 CORPORATE EXCHANGE DR., STE                                 Eaton, OH 45320                 Date        10/05/01
COLUMBUS OH  43221                                                                                     -----------------------------
                                                                                                 Maturity Date   10/05/11
                                                                                                                 -------------------
                                                                                                 Loan Amount $   10,000,000.00
                                                                                                                --------------------
                                                                                                 Renewal Of     83007
                                                                                                             -----------------------
      BORROWER'S NAME AND ADDRESS                             LENDER'S NAME AND ADDRESS
"i" includes each borrower above, jointly               "You" means the lender, its successors
            and severally.                                          and assigns.
------------------------------------------------------------------------------------------------------------------------------------

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of ______________________
Ten million & no/100                                                            Dollars $ 10,000,000.00
------------------------------------------------------------------------------          --------------------------------------------
[X] SINGLE ADVANCE: I will receive all of this principal sum on  10/05/01 . No additional advances are contemplated under this note.
                                                                ----------
[ ] MULTIPLE ADVANCE: The principal sum shown above is the maximum amount of principal I can borrow under this note. On ____________
    __________________ I will receive the amount of $__________________ and future principal advances are contemplated.
    CONDITIONS: The conditions for future advances are _____________________________________________________________________________
    ________________________________________________________________________________________________________________________________
    ________________________________________________________________________________________________________________________________
    [ ] OPEN END CREDIT: You and I agree that I may borrow up to the maximum principal sum more than one time. This feature is subject to all other conditions and expires on __________________________________.
    [X] CLOSED END CREDIT: You and I agree that I may borrow (subject to all other conditions) up to the maximum principal sum only one time.
INTEREST: I agree to pay interest on the outstanding principal balance from   OCTOBER 05, 2001  at the rate of  5.5000  % per year
                                                                            -------------------                ---------
    until   the first schedule rate change   - 10/05/02
          ----------------------------------
[X] VARIABLE RATE: This rate may then change as stated below.
    [X] INDEX RATE: The future rate will be   Equal To    the following index rate:
                                            -------------                           ------------------------------------------------
              NEW YORK PRIME AS PUBLISHED IN THE WALL STREET JOURNAL
    --------------------------------------------------------------------------------------------------------------------------------
    --------------------------------------------------------------------------------------------------------------------------------
    [ ] NO INDEX: The future rate will not be subject to any internal or external index. It will be entirely in your control.
    [X] FREQUENCY AND TIMING: The rate on this note may change as often as      Every Year                                         .
                                                                           --------------------------------------------------------
          A change in the interest rate will take effect        On Your Scheduled Rate Change Date If The Index Changes            .
                                                          -------------------------------------------------------------------------
    [X] LIMITATIONS: During the term of this loan, the applicable annual interest rate will not be more than   N/A  % or less than
                                                                                                             ------
             N/A      %. The rate may not change more than         N/A      % each           N/A                                   .
          ------------                                       --------------         -----------------------------------------------
    EFFECT OF VARIABLE RATE: A change in the interest rate will have the following effect on the payments:
    [X] The amount of each scheduled payment will change.     [X] The amount of the final payment will change.
    [ ] ___________________________________________________________________________________________________________________________.
ACCRUAL METHOD: Interest will be calculated on a    365/360                     basis.
                                                 -------------------------------
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
    [X] on the same fixed or variable rate basis in effect before maturity (as indicated above).
    [ ] at a rate equal to ________________________________________________________________________________________________________.
[X] LATE CHARGE: If a payment is made more than      10     days after it is due, I agree to pay a late charge of _________________.
                                                ------------
          5.0% of payment
[ ] ADDITIONAL CHARGES : In addition to interest, I agree to pay the following charges which  [ ] are  [ ] are not  included in the principal amount above: _____________________________________________________________________________________________________.
PAYMENTS: I agree to pay this note as follows:
[ ] INTEREST: I agree to pay accrued interest   On Demand
                                               -------------------------------------------------------------------------------------
       -----------------------------------------------------------------------------------------------------------------------------
[ ] PRINCIPAL: I agree to pay the principal    On Demand
                                             ---------------------------------------------------------------------------------------
       -----------------------------------------------------------------------------------------------------------------------------
[X] INSTALLMENTS: I agree to pay this note in  40       payments. The first payment will be in the amount of $ 327,889.20
                                              ---------                                                        ---------------------
       and will be due  JANUARY 05, 2002                  . A payment of $ 327,889.20  will be due
                       ----------------------------------                 ------------             ---------------------------------
                         Quarterly                             thereafter. The final payment of the entire unpaid balance of
       ------------------------------------------------------
       principal and interest will be due   OCTOBER 05, 2011                                                      .
                                           -----------------------------------------------------------------------
PURPOSE: The purpose of this loan is ______________________________________________________________________________________________.
ADDITIONAL TERMS:
            SEE ADDITIONAL TERMS TO LOAN ATTACHED

                                    SECURITY

SECURITY INTEREST: I give you a security interest in all of the Property described below that I own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. "Property" includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.

     [ ] ACCOUNTS AND OTHER RIGHTS TO PAYMENT: All rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned. This includes any rights and interests (including all liens) which I have by law or agreement against any account debtor or obligor.

     [ ] INVENTORY: All inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business.

     [ ] EQUIPMENT: All equipment including, but not limited to, machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts, and tools. The Property includes any equipment described in a list or schedule I give to you, but such a list is not necessary to create a valid security interest in all of my equipment.

     [ ] INSTRUMENTS AND CHATTEL PAPER: All instruments, including negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.

     [ ] GENERAL INTANGIBLES: All general intangibles including, but not limited to, tax refunds, patents and applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use my name.

     [ ] DOCUMENTS: All documents of title including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.

     [ ] FARM PRODUCTS AND SUPPLIES: All farm products including, but not limited to, all poultry and livestock and their young, along with their produce, products, and replacements; all crops, annual or perennial, and all products of the crops; and all feed, seed, fertilizer, medicines, and other supplies used or produced in my farming operations.

     [ ] GOVERNMENT PAYMENTS AND PROGRAMS: All payments, accounts, general intangibles, and benefits including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance and diversion payments, production flexibility contracts, and conservation reserve payments under any preexisting, current, or future federal or state government program.

     [ ] INVESTMENT PROPERTY: All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.

     [ ] DEPOSIT ACCOUNTS: All deposit accounts including, but not limited to, demand, time, savings, passbook, and similar accounts.

     [X] SPECIFIC PROPERTY DESCRIPTION: The Property includes, but is not limited by, the following:

               COMMON STOCK REPRESENTED BY COLLATERAL RECEIPT #83007 & COLLATERAL RECEIPT #83007-A







If applicable, enter real estate description and record owner information: _____
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
This Property will be used for a  [ ] personal   [ ] business  [ ] agricultural
[ ] ___________________________________________________________________ purpose.
Borrower/Owner State of organization/registration (if applicable)_______________

________________________________________________________________________________
                   ADDITIONAL TERMS OF THE SECURITY AGREEMENT

GENERALLY - This agreement secures this note and any other debt I have with you, now or later. However, it will not secure other debts if you fail with respect to such other debts, to make any required disclosure about this security agreement or if you fail to give any required notice of the right of rescission. If property described in this agreement is located in another state, this agreement may also, in some circumstances, be governed by the law of the state in which the Property is located.
NAME AND LOCATION - My name indicated on page 1 is my exact legal name. If I am an individual, my address is my principal residence. If I am not an individual, my address is the location of my chief executive offices or sole place of business. If I am an entity organized and registered under state law, my address is located in the state in which I am registered, unless otherwise indicated on page 2. I will provide verification of registration and location upon your request. I will provide you with at least 30 days notice prior to any change in my name, address, or state of organization or registration.
OWNERSHIP AND DUTIES TOWARD PROPERTY - I represent that I own all of the Property, or to the extent this is a purchase money security interest I will acquire ownership of the Property with the proceeds of the loan. I will defend it against any other claim. Your claim to the Property is ahead of the claims of any other creditor. I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position. If the property includes a vehicle, I represent that it is not a vehicle seized pursuant to any federal, state or local forfeiture law. I will not use the Property for a purpose that will violate any laws or subject the Property to forfeiture or seizure.
   I will keep books, records and accounts about the Property and my business in general. I will let you examine these records at any reasonable time. I will prepare any report or accounting you request, which deals with the Property.
   I will keep the Property in my possession and will keep it in good repair and use it only for the purpose(s) described on page 1 of this agreement. I will not change this specified use without your express written permission. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.
   I will keep the Property at my address listed on page 1 of this agreement, unless we agree I may keep it at another location. If the Property is to be used in another state, I will give you a list of those states. I will not try to sell the Property unless it is inventory or I receive your written permission to do so. If I sell the Property I will have the payment made payable to the order of you and me.
   You may demand immediate payment of the debt(s) if the debtor is not a natural person and without your prior written consent; (1) a beneficial interest in the debtor is sold or transferred, or (2) there is a change in either the identity or number of members of a partnership, or (3) there is a change in ownership of more than 25 percent of the voting stock of a corporation.
   I will pay all taxes and charges on the Property as they become due. You have the right of reasonable access in order to inspect the Property. I will immediately inform you of any loss or damage to the Property.
   If I fail to perform any of my duties under this security agreement, or any mortgage, deed of trust, lien or other security interest, you may without notice to me perform the duties or cause them to be performed. Your right to perform for me shall not create an obligation to perform and your failure to perform will not preclude you from exercising any of your other rights under the law or this security agreement.
PURCHASE MONEY SECURITY INTEREST - For the sole purpose of determining the extent of a purchase money security interest arising under this security agreement: (a) payments on any nonpurchase money loan also secured by this agreement will not be deemed to apply to the Purchase Money Loan, and (b) payments on the Purchase Money Loan will be deemed to apply first to the nonpurchase money portion of the loan, if any, and then to the purchase money obligations in the order in which the items of collateral were acquired or if acquired at the same time, in the order selected by you. No security interest will be terminated by application of this formula. "Purchase Money Loan" means any loan the proceeds of which, in whole or in part, are used to acquire any collateral securing the loan and all extensions, renewals, consolidations and refinancing of such loan.
PAYMENTS BY LENDER - You are authorized to pay, on my behalf, charges I am or may become obligated to pay to preserve or protect the secured property (such as property insurance premiums). You may treat those payments as advances and add them to the unpaid principal under the note secured by this agreement or you may demand immediate payment of the amount advanced.
INSURANCE - I agree to buy insurance on the Property against the risks and for the amounts you require and to furnish you continuing proof of coverage. I will have the insurance company name you as loss payee of any such policy. You may require added security if you agree the insurance proceeds may be used to repair or replace the Property. I will buy insurance from a firm licensed to do business in the state where you are located. The firm will be reasonably acceptable to you. The insurance will last until the Property is released from this agreement. If I fail to buy or maintain the insurance (or fail to name you as loss payee) you may purchase it yourself.
WARRANTIES AND REPRESENTATIONS - If this agreement includes accounts, I will not settle any account for less than its full value without your written permission. I will collect all accounts until you tell me otherwise. I will keep the proceeds from all the accounts and any goods which are returned to me or which I take back in trust for you. I will not mix them with any other property of mine. I will deliver them to you at your request. If you ask me to pay you the full price on any returned items or items retaken by myself, I will do so. You may exercise my rights with respect to obligations of any account debtors, or other persons obligated on the Property, to pay or perform, and you may enforce any security interest that secures such obligations.
   If this agreement covers inventory, I will not dispose of it except in my ordinary course of business at the fair market value for the Property, or at a minimum price established between you and me.

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Any person who signs within this box does so to give you a security interest in the Property described on this page. This person does not promise to pay the note. "I" as used in this security agreement will include the borrower and any person who signs within this box.


                                      Date ___________________________________


Signed _______________________________________________________________________

                                                                   (page 2 of 3)

   If this agreement covers farm products I will provide you, at your request, a written list of the buyers, commission merchants or selling agents to or through whom I may sell my farm products. In addition to those parties named on this written list, I authorize you to notify at your sole discretion any additional parties regarding your security interest in my farm products. I remain subject to all applicable penalties for selling my farm products in violation of my agreement with you and the Food Security Act. In this paragraph the terms farm products, buyers, commission merchants and selling agents have the meanings given to them in the Federal Food Security Act of 1985.
   If this agreement covers a motor vehicle, I represent that it is not a vehicle seized pursuant to any federal, state or local forfeiture law.
   If this agreement covers chattel paper or instruments, either as original collateral or proceeds of the Property, I will note your interest on the face of the chattel paper or instruments.
REMEDIES - I will be in default on this security agreement if I am in default on any note this agreement secures or if I fail to keep any promise contained in the terms of this agreement. If I default, you have all of the rights and remedies provided in the note and under the Uniform Commercial Code. You may require me to make the secured property available to you at a place which is reasonably convenient. You may take possession of the secured property and sell it as provided by law. The proceeds will be applied first to your expenses and then to the debt. I agree that 10 days written notice sent to my last known address by first class mail will be reasonable notice under the Uniform Commercial Code. My current address is on page 1.
PERFECTION OF SECURITY INTEREST - I authorize you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining possession of or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.

                          ADDITIONAL TERMS OF THE NOTE
DEFINITIONS - As used on pages 1 and 2, "[X]" means the terms that apply to this loan. "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.
APPLICABLE LAW - The law of the state of Ohio will govern this agreement. Any term of this agreement which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.
PAYMENTS - Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).
INTEREST - Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal sum outstanding at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to in this note (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me. INDEX RATE - The index will serve only as a device for setting the interest rate on this note. You do not guarantee by selecting this index, or the margin, that the interest rate on this note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers.
POST MATURITY RATE - For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.
SINGLE ADVANCE LOANS - If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph on page 2.
MULTIPLE ADVANCE LOANS - If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.
SET OFF - I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.
   "Right to receive money from you" means:
   (1) any deposit account balance I have with you;
   (2) any money owned to me on an item presented to you or in your possession for collection or exchange; and
   (3) any repurchase agreement or other nondeposit obligation.
   "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
   If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
   You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right to set-off.
DEFAULT - I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the Property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided;
(7) I do or fail to do something which causes you to believe you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season if I am a producer of crops; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.
REMEDIES - If I am in default on this note you have, but are not limited to, the following remedies:
   (1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued unpaid charges).
   (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.
   (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
   (4) You may refuse to make advances to me or allow purchases on credit by me.
   (5) You may use any remedy you have under state or federal law.
   (6) You may make use of any remedy given to you in any agreement securing this note.
   By selecting any one or more of these remedies you do not give up your right to use later any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to consider later the event a default if it continues or happens again.
COLLECTION COSTS AND ATTORNEY'S FEES - I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect his note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.
WAIVER - I give up my rights to require you to do certain things. I will not require you to:
   (1) demand payment of amounts due (presentment);
   (2) obtain official certification of nonpayment (protest); or
   (3) give notice that amounts due have not been paid (notice of dishonor).
   I waive any defenses I have based on suretyship or impairment of collateral. OBLIGATIONS INDEPENDENT - I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.
FINANCIAL INFORMATION - I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.
CONFESSION OF JUDGMENT - In addition to your remedies listed herein, I authorize any attorney, in the event of my default, to appear in any court of record having jurisdiction over this matter and to confess judgment. The confession of judgment may be without process, against me, in favor of you, for any unpaid principal, accrued interest and accrued charges due on this agreement, together with collection costs including reasonable attorney's fees.

SIGNATURES: I AGREE TO THE TERMS OF THIS AGREEMENT (INCLUDING THOSE ON PAGES 1 AND 2). I have received a copy on today's date.

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IN THIS NOTICE "YOU" MEANS THE BORROWER

   WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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   PROFINANCE HOLDINGS CORPORATION
   /s/ Roswell Ellis
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   ROSWELL ELLIS, PRESIDENT

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SIGNATURE FOR LENDER: /s/ J. Maffett
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